MALIZIA SPIDI & FISCH, PC
                                ATTORNEYS AT LAW

1100 NEW YORK AVENUE, N.W.                                      637 KENNARD ROAD
SUITE 340 WEST                                 STATE COLLEGE, PENNSYLVANIA 16801
WASHINGTON, D.C.  20005                                           (814) 466-6625
(202) 434-4660                                         FACSIMILE: (814) 466-6703
FACSIMILE: (202) 434-4661


May 24, 2002

Board of Directors
Greater Community Bancorp
55 Union Boulevard
Totowa, New Jersey 07512

Gentlemen:

     We have acted as counsel to Greater Community Bancorp (the "Company") in connection with the preparation and filing by the Company and GCB Capital Trust II (the "Trust") of a registration statement (the "Registration Statement") on Form S-3 under the Securities Act of 1933, as amended (the "Act"), with respect to the offer and sale of certain of the Trust's Preferred Securities (liquidation amount $10 per Preferred Security) (the "Preferred Securities") and certain of the Company's Junior Subordinated Debentures (the "Debentures") and the related Guarantee Agreement by and between the Company and Deutsche Bank Trust Company Americas, as trustee (the "Guarantee"). In connection therewith, you have requested our opinion as to certain matters referred to below.

     In our capacity as such counsel, we have familiarized ourselves with the actions taken by the Company in connection with the registration of the Debentures and the Guarantee. We have examined the originals or certified copies of such records, agreements, certificates of public officials and others, and such other documents, including the Registration Statement, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures on original documents and the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as conformed or photostatic copies, and the authenticity of the originals of such latter documents.

     We are licensed to practice law in the District of Columbia and the Commonwealth of Pennsylvania. The opinions expressed herein are limited solely to the federal laws of the United States of America and the New Jersey and New York corporate laws applicable to our opinions given herein, and we do not opine on the laws of any other applicable jurisdiction. For purposes of our opinions expressed herein, we have assumed that the corporate laws of the States of New Jersey and New York are similar to the corporate laws of the Commonwealth of Pennsylvania.

     Based upon and subject to the foregoing, we are of the opinion that, when issued (with respect to the Debentures), or executed and delivered (with respect to the Guarantee), as set forth in the Registration Statement, the Debentures and the Guarantee will be the valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of bank holding companies the accounts of whose subsidiaries are insured by the Federal Deposit Insurance Corporation or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

MALIZIA SPIDI & FISCH, PC

Board of Directors
Greater Community Bancorp
May 24, 2002
Page Two


     We consent to the references to this opinion and to Malizia Spidi & Fisch, PC in the Prospectus included as part of the Registration Statement under the caption "Legal and Tax Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                              Very truly yours,


                                              /s/ Malizia Spidi & Fisch, PC
                                              ----------------------------------
                                              MALIZIA SPIDI & FISCH, PC